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                                                                   EXHIBIT 10.38

                MANAGEMENT AND ADMINISTRATIVE SERVICES AGREEMENT


         THIS MANAGEMENT AND ADMINISTRATIVE SERVICES AGREEMENT (the "Agreement") is made as of January 31, 1998, between Specialty Equipment Companies, Inc., a Delaware corporation ("Specialty"), and Specialty Equipment Manufacturing Corporation, a Delaware corporation ("Operating Subsidiary").

         WHEREAS, Specialty has the management and administrative headquarters and personnel available to assist Operating Subsidiary in the conduct of its business that Operating Subsidiary would like to utilize in connection with its business; and

         WHEREAS, Operating Subsidiary desires to utilize the services and experience of Specialty in connection with its business as set forth in this Agreement; and

         NOW, THEREFORE, in consideration of the premises, covenants and agreements hereinafter contained and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

         1.       Management and Administrative Duties.

         During the term of this Agreement, Specialty will perform, or will cause to be performed, for the benefit of Operating Subsidiary such administrative, legal, financial, accounting and managerial duties as may be agreed upon by the parties from time to time (the "Duties"). In performing the Duties, Specialty shall spend such time as is reasonably required to discharge such Duties. Notwithstanding the foregoing, this Agreement shall in no way restrict, in any manner, Operating Subsidiary's ability to obtain services from any person or entity other than Specialty, or Specialty's ability to engage in or provide services to any other business, venture or enterprise.

         2.       Quarterly Payment.

                  2.1 Amount of Quarterly Payment. Operating Subsidiary will pay to Specialty, with respect to each calendar quarter during the term of this Agreement in which Duties are performed, an amount (the "Quarterly Payment") equal to the aggregate direct and indirect costs and expenses incurred by Specialty in connection with the performance of the Duties and shall include the following: (i) all direct costs incurred to perform the Duties, including out-of-pocket expenses, (ii) all fees of third parties, including fees and expenses of consultants, attorneys, accountants and other experts and (iii) a reasonably allocable portion of the overhead expenses relating to the performance of the Duties (such allocable portion to be based upon the portion of the revenue of Specialty and its subsidiaries on a consolidated basis represented by the revenue of Operating Subsidiary).

                  2.2 Payments. For each quarter in which Duties are performed, Specialty will submit to Operating Subsidiary a statement with its calculation of the Quarterly Payment. Operating Subsidiary shall pay the full amount of the Quarterly Payment within ten (10) days after receipt of the applicable statement, except as may be otherwise agreed by the parties.

         3. Management Fees. As consideration for the performance of the Duties by Specialty for the benefit of Operating Subsidiary, Operating Subsidiary will pay to Specialty a management fee with respect to each fiscal quarter in which Duties are performed (the "Management Fee"). The Management Fee shall be equal to ten percent (10%) of the portion of the aggregate Quarterly Payments constituting salary and fringe benefits of employees of Specialty. Operating Subsidiary shall pay the Management Fee no later than forty-five (45) days after the end of the fiscal quarter for which such Management Fee is due. The parties hereby agree that, upon the request of either party, they will revise the Management Fee as necessary to ensure that charges are equivalent to those which would be negotiated on an arms-length basis.

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         4. Performance. All obligations of Specialty to be performed under this
Agreement shall be performed with reasonable care and pursuant to the good faith business judgment of Specialty.

         5.       Limitation of Liability.

                  5.1 Liability. Specialty and its affiliates, employees and agents ("Specialty Parties") shall not be liable to Operating Subsidiary, its affiliates, or to any officer, director, employee, consultant or agent of Operating Subsidiary or its affiliates ("Op Sub Parties"), for any cost, damage, expense or loss, including without limitation any special, indirect, consequential or punitive damages (i) allegedly arising out of Specialty's or any affiliate's failure to perform or misperformance of any obligation performed hereunder, or (ii) as a result of Specialty's or any affiliate's, officer's, director's, employee's, consultant's or agent's reliance on any advice or data that Specialty or any of its affiliates may provide pursuant to this Agreement. Operating Subsidiary, on behalf of itself and the other Op Sub Parties, hereby agrees not to sue or assert any claim or action against any Specialty Party, which arises from or relates to the services provided by any of the Specialty Parties hereunder, excluding any claim arising from the gross negligence of any Specialty Party and/or the willful and wanton misconduct of any Specialty Party which was taken with the intent to harm any one or more of the Op Sub Parties.

                  5.2 Right to Indemnification. In the event that Specialty, any of its employees, officers, directors, agents or shareholders (each an "Indemnitee", collectively, the "Indemnitees") was or is made a party or was or is threatened to be made a party to or were or are involved in or called as a witness in any action, suit or proceeding, whether civil, criminal, administrative or investigative, and any appeal therefrom (hereinafter, collectively a "proceeding") related in any manner whatsoever to the duties performed by any Indemnitee hereunder, such Indemnitee shall be indemnified and held harmless by Operating Subsidiary to the fullest extent permitted under the Delaware General Corporation Law (the "DGCL"), as the same now exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits Operating Subsidiary to provide broader indemnification rights than the DGCL permitted the corporation to provide prior to such amendment) against all expenses (including, but not limited to, attorneys' fees and expenses of litigation) and all liabilities and losses (including, but not limited to, judgments; fines; liabilities under ERISA for damages, excise taxes or penalties; damages, fines or penalties arising out of violation of any law related to the protection of the public health, welfare or the environment; and amounts paid or to be paid in settlement) incurred or suffered by such person in connection therewith; provided, that except as provided in Section 5.4 hereof, Operating Subsidiary shall indemnify any such person seeking indemnity in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of Operating Subsidiary.

                  5.3 Expenses. Expenses, including attorneys' fees, incurred by an Indemnitee in defending or otherwise being involved in a proceeding shall be paid by Operating Subsidiary in advance of the final disposition of such proceeding, including any appeal therefrom, upon receipt of an undertaking (the "Undertaking") by or on behalf of an Indemnitee to repay such amount if it shall ultimately be determined that such Indemnitee is not entitled to be indemnified by the Operating Subsidiary; provided that in connection with a proceeding (or part thereof) initiated by such Indemnitee, except as provided in Section 5.4 hereof, Operating Subsidiary shall pay such expenses in advance of the final disposition only if such proceeding (or part thereof) was authorized by the Board of Directors of Operating Subsidiary. The Undertaking shall provide that if such Indemnitee has commenced proceedings in a court of competent jurisdiction to secure a determination that he should be indemnified by Operating Subsidiary, he shall not be obligated to repay Operating Subsidiary during the pendency of such proceeding.

                  5.4 Protection of Rights. If a claim under Section 5.2 or any agreement ("Other Agreement") providing indemnification to an Indemnitee is not promptly paid in full by Operating Subsidiary after a written claim has been received by Operating Subsidiary or if expenses pursuant to Section 5.3 or an Other Agreement have not been promptly advanced after a written request for such advancement accompanied by the Undertaking has been received by Operating Subsidiary, the claimant may at any time thereafter bring suit against Operating Subsidiary to recover the unpaid amount of the claim or the advancement of expenses. If successful, in whole or in part, in such suit an Indemnitee shall also be entitled to be paid the reasonable expense thereof. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required Undertaking has been tendered to

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Operating Subsidiary) that such Indemnitee has not met the standards of conduct which make it permissible under the DGCL for Operating Subsidiary to indemnify Indemnitee for the amount claimed, but the burden of proving such defense shall be on Operating Subsidiary. Neither the failure of Operating Subsidiary (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination that indemnification of an Indemnitee is proper in the circumstances because such Indemnitee has met the applicable standard of conduct required under the DGCL, nor an actual determination by Operating Subsidiary (including its Board of Directors, independent legal counsel, or its stockholders) that an Indemnitee had not met such applicable standard of conduct, shall be a defense to the action or create a presumption that Indemnitee had not met the applicable standard of conduct.

                  5.5 No Presumption. For purposes of this Agreement, the termination of any proceeding, by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere or its equivalent, shall not create a presumption that an Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification or contribution is not permitted by applicable law.

                  5.6 Non-Exclusivity of Rights. The rights conferred on Indemnitees by this Agreement shall not be exclusive of any other right which Indemnitee may have or hereafter acquire under any statute, provision of Operating Subsidiary's Certificate of Incorporation or By-Laws, other agreement, vote of stockholders or directors or otherwise.

                  5.7 Subrogation. In the event of any payment under this Agreement to an Indemnitee, Operating Subsidiary shall be subrogated to the extent of such payment to all of the rights of recovery of such Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including execution of such documents as are necessary to enable Operating Subsidiary to bring suit to enforce such rights.

         6.       Term and Termination.

                  6.1 Except as otherwise provided herein, this Agreement will commence on the date hereof and end on the first anniversary thereof. Thereafter, this Agreement shall continue for consecutive one-year renewal terms until it is terminated in accordance with this Section 6 and shall remain in full force until termination. Upon termination of this Agreement, Operating Subsidiary shall pay to Specialty all Quarterly Payments and Management Fees incurred or accrued through the effective date of the termination.

                  6.2 This Agreement may be terminated by either party upon six
(6) months prior written notice to the other party.

                  6.3 This Agreement is terminable by either party if the other party shall breach any of the material terms or conditions set forth in the Agreement and shall fail to correct such breach within thirty (30) days after notice of the breach is given. Any exercise or failure to exercise such termination right shall not bar the recovery of any damages resulting from such breach.


                  6.4 Specialty shall also have the right to terminate this Agreement if:

                           (a) a court having jurisdiction shall enter a decree or order for relief in respect of Operating Subsidiary in an involuntary case under any applicable bankruptcy, insolvency or other similar law nor or hereafter in effect or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of Operating Subsidiary or for any substantial part of its property, or ordering the winding-up or liquidation of its affairs and such decree or order shall remain unstayed and in effect for a period of sixty (60) consecutive days; or

                           (b) Operating Subsidiary shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment of or

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         taking possession by a receiver, liquidator, assignee, trustee, custodian, sequester (or other similar official) of Operating Subsidiary or for any substantial part of its property, or shall make any general assignment for the benefit of creditors, or shall fail to pay its debts as they become due; or

                           (c) any order, judgment or decree is entered in any proceeding decreeing the dissolution of Operating Subsidiary and such order, judgment or decree remains unstayed and in effect for more than sixty (60) days; or

                           (d) any other event shall arise whereby Operating Subsidiary rights under this Agreement might, by operation of law or otherwise devolve upon or pass to any person, firm, corporation or other entity other than Operating Subsidiary.

                  6.5 The provisions of Sections 5, 6.5, 8 and 9 shall survive termination of this Agreement for any reason. The provisions hereof shall apply to the acts or omissions taken by any Specialty Party, notwithstanding that subsequent thereto such party ceased to be a Specialty Party.

         7. Assignment. Specialty shall have the right to assign this Agreement but Operating Subsidiary shall not assign, transfer or otherwise encumber this Agreement without prior written approval of Specialty.

         8. Relationship of the Parties. In all matters relating to this Agreement, each party hereto shall be solely responsible for the acts of its employees, and employees of one party shall not be considered employees of the other party. Except as otherwise provided herein, no party shall have any right, power or authority to create any obligation, express or implied, on behalf of any other party, and neither party shall have any liability for the debts or obligations of the other (except as expressly provided otherwise in writing). Nothing in this Agreement is intended to create or constitute a joint venture or partnership between the parties hereto or persons referred to herein.

         9.       Miscellaneous.

                  9.1 This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the parties. Nothing contained in this Agreement is intended to confer upon any person, other than the parties and their respective permitted successors, assigns and nominees, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

                  9.2 This Agreement shall be governed by and construed in accordance with the laws of the state of Illinois.

                  9.3 All notices and demands hereunder shall be given in writing (which includes telecopy, telegraph and other wire transmission) with receipt or confirmation, as appropriate, requested, and sent to the principal office of the party (or to such other address as such person shall specify by notice hereunder).

                  9.4 The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

                  9.5 This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  9.6 This Agreement constitutes the entire agreement between the parties and supersedes all prior agreements, representations, warranties, statements, promises, information, arrangement and understandings, whether oral or written, express or implied, with respect to the subject matter of this Agreement.

                  9.7 Any amendment or supplement made to this Agreement shall not be valid unless in writing, signed by each of the parties to this Agreement.

                  9.8 Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be

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prohibited by or invalid under applicable law, such provision shall be ineffective only to the minimum extent of such prohibition or invalidity, without invalidating the remainder of the Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Management and Administrative Services Agreement as of the date first above written.


                                  SPECIALTY EQUIPMENT COMPANIES, INC.


                                  By:_______________________________________
                                  Name:_____________________________________
                                  Its:______________________________________



                                  SPECIALTY EQUIPMENT MANUFACTURING CORPORATION


                                  By:_______________________________________
                                  Name:_____________________________________
                                  Its:______________________________________